Exhibit 99.1

Lightning eMotors Produces 104 Vehicles and Powertrains in the Third Quarter of 2022

LOVELAND, Colo., October 11, 2022 — Lightning eMotors, Inc. (NYSE: ZEV), a leading provider of zero emission medium-duty commercial vehicles and electric vehicle technology for fleets, today announced that it produced 104 vehicles and powertrains during the third quarter of 2022, up from 74 during the second quarter of 2022. Going forward, Lightning plans to disclose unit production levels after the end of each quarter.
“I am pleased that we continue to demonstrate our ability to scale-up our production capacity. Over the past year we have invested in people, equipment, and processes to improve output, efficiency, and quality. The third quarter represents the highest production level in our history by nearly 39%, and more than doubles the production level of the third quarter of 2021,” said Tim Reeser, CEO and Co-Founder. “Given the accelerated growth in funding for commercial electric vehicles, we are confident that the demand for our products will grow in 2023 to meet our continued production ramp.”
In addition to the ongoing Federal Transportation Administration funding for low and zero emission public transportation at $1 billion per year, the U.S. Environmental Protection Agency recently doubled the funding for electric school buses from $500 million to $1 billion per year. Starting in 2023, the new Inflation Reduction Act provides a tax credit of $40,000 for electric commercial vehicles over 14,000 pounds, a funding that can be stacked on top of the other Federal and State funding sources. Lightning is one of only a few OEMs that likely qualify for all of these subsidies today.
Lightning eMotors will release the complete financial details of its third quarter, including the number of vehicles sold during the third quarter, at our earnings announcement on November 7, 2022.

About Lightning eMotors
Lightning eMotors (NYSE: ZEV) has been providing specialized and sustainable fleet solutions since 2009, deploying complete zero-emission-vehicle (ZEV) solutions for commercial fleets since 2018 – including Class 3 cargo and passenger vans, ambulances, Class 4 and 5 cargo vans and shuttle buses, Class 4 Type A school buses, Class 6 work trucks, Class 7 city buses, and motor coaches. The Lightning eMotors team designs, engineers, customizes, and manufactures zero-emission vehicles to support the wide array of fleet customer needs with a full suite of control software, telematics, analytics, and charging solutions to simplify the buying and ownership experience and maximize uptime and energy efficiency. To learn more, visit our website at https://lightningemotors.com.

Lightning eMotors, Inc.
815 14th Street SW Suite A100 | Loveland, CO 80537 | USA | (800) 223-0740 | lightningemotors.com

For more information, contact:

Brian Smith investorrelations@lightningemotors.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of Lightning eMotors considering their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on Lightning eMotors as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Lightning eMotors will be those anticipated. These forward-looking statements contained in this press release are subject to known and unknown risks, uncertainties, assumptions and other factors, many of which are described in our most recent annual report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission, that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as may be required under applicable securities laws.
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